Exhibit O under Form N-1A
                                              Exhibit 24 under Item 601/Reg. S-K

                                POWER OF ATTORNEY

       Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of

FEDERATED MUNICIPAL OPPORTUNITIES FUND, INC. and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES                                  TITLE              DATE

/S/JOHN F. DONAHUE                      Chairman and DirectorOctober 4, 1999
----------------------------------------

John F. Donahue                              (Chief Executive Officer)

/S/RICHARD B. FISHER                        President     October 4, 1999

Richard B. Fisher

/S/J. CHRISTOPHER DONAHUE   Executive Vice President            October 4, 1999
J. Christopher Donahue                        and Director

/S/WILLIAM D. DAWSON, III          Chief Investment Officer   October 4, 1999
William D. Dawson, III

/S/RICHARD J. THOMAS                        Treasurer,    October 4, 1999
Richard J. Thomas                       (Principal Financial and

                                         Accounting Officer)

SIGNATURES                                  TITLE              DATE

/S/THOMAS G. BIGLEY                         Director      October 4, 1999

Thomas G. Bigley

/S/JOHN T. CONROY, JR.                      Director      October 4, 1999
John T. Conroy, Jr.

/S/JOHN F. CUNNINGHAM                       Director      October 4, 1999
John F. Cunningham

/S/LAWRENCE D. ELLIS, M.D.                  Director      October 4, 1999
----------------------------------------

Lawrence D. Ellis, M.D.

/S/PETER E. MADDEN                          Director      October 4, 1999

Peter E. Madden

/S/CHARLES F. MANSFIELD, JR.                Director      October 4, 1999
----------------------------------------

Charles F. Mansfield, Jr.

/S/JOHN E. MURRAY, JR.                      Director      October 4, 1999
----------------------------------------

John E. Murray, Jr.

/S/MARJORIE P. SMUTS                        Director      October 4, 1999

Marjorie P. Smuts

/S/JOHN S. WALSH                            Director      October 4, 1999

John S. Walsh

Sworn to and subscribed before me this 13TH day of OCTOBER, 1999

/S/MADALINE P. KELLY

Madaline P. Kelly

Notarial Seal

Madaline P. Kelly, Notary Public

Baldwin Boro, Allegheny County

My Commission Expires Feb. 22, 2000